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                                                                 EXHIBIT 10.13


                                MASTER AGREEMENT
                           TECHNICAL SUPPORT SERVICES

This Master Agreement is entered into by and between Hewlett-Packard Company ("HP"), located at 11311 Chinden Boulevard, Boise, ID 83714 and StarTek USA, Inc. ("Seller"), located at 111 Havana Street, Denver, CO 80010.

The Terms and Conditions herein constitute the Master Agreement for all call center activity between HP and the Seller. To the extent that the terms and conditions of a Program Specification Document are intended to supersede the terms and conditions contained in this Master Agreement, the Program Specification Document must expressly and clearly state which terms and conditions in this Master Agreement are being superseded.

1.       NOTICES
         Any notices sent by the Seller pursuant to this Master Agreement are to be sent to the HP address specified in this Agreement to the attention of the contract manager.

2.       CHOICE OF LAW
         This Agreement shall be interpreted and governed in all respects by the laws of the State of Idaho.

3.       TERM

         3.1. This shall be a twelve (12) month Agreement for the period of December 1, 1997 to November 30, 1998, inclusive. Either party may, at any time, terminate this Agreement in writing upon sixty (60) days prior notice. If no such notice is given, this Agreement will expire on the first (1st) anniversary of the commencement date. HP shall be liable only for payment in accordance with the provisions of this Agreement for work performed prior to the effective date of termination.

         3.2. 60 days prior to the expiration date of this Agreement, HP and the Seller will each provide notification to the other party of their intent regarding continuation of the relationship. This intent may include: renewal of the terms and conditions contained in this document, re-negotiation of the terms and conditions of the relationship, or termination of the relationship.

         3.3. If the expiration date of this Agreement is reached and HP and the Seller are in the process of renegotiating the terms and conditions of the relationship, the terms of this agreement may be extended on a month-to-month basis contingent upon the mutual written agreement of HP and the Seller.

4.       DEFINITIONS

         4.1.    Definitions in addition to the terms defined in the Agreement:

                 4.1.1. "US PSD Support" - Hewlett-Packard's Products Support Division in Boise, Idaho and Loveland, Colorado.

                 4.1.2. "CSC" - Hewlett-Packard's Customer Support Center in Boise, Idaho and Loveland, Colorado.

                 4.1.3. "Customers" - end-users of Hewlett-Packard products or services. Additionally, customers may be Hewlett-Packard resellers, Hewlett-Packard employees, HP OEMs (Original Equipment Manufacturers), HP TPMs (Third Party Maintainers) and Hewlett-Packard sales force representatives who are contacting Seller for services specified in this agreement or in Program Specific Documents.

                 4.1.4. "Program Specification Document" - Attachments to this agreement that specify scope of work and pricing for individual projects delivered by Seller.

                 4.1.5. "The Work" - The services performed by the Seller as described in this Agreement and its attachments shall hereinafter be referred to as "the work".


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                 4.1.6.   "CIMS" - the Customer Information Management System
                          call tracking system owned by HP and used by Seller.

                 4.1.7. "SEARCH 97" - a knowledge base tool owned by HP and used by Seller.

                 4.1.8. "Technician" or "Agent"- interchangeable terms referring to a Seller employee whose primary responsibility is answering Customer inquiries on HP products or services.

                 4.1.9. "Talk-time" - the amount of time a Technician spends talking to customers. This is measured on a per call or per day basis.

                 4.1.10. "After call work time" or "Wrap up time" interchangeable terms referring to the amount of time spent by a Technician capturing call information after the customer / Technician conversation has ended.

                 4.1.11. "Transaction Time" - the sum of "talk time" plus "wrap up time".

                 4.1.12. "Availability" - the amount of time when a Technician is logged on to the phone system and is ready to accept a call from a customer but there are no calls from customers waiting to be handled.

                 4.1.13. "Idle" - the amount of time when an agent is logged on to the phone system but is not ready to accept an incoming call from a customer.

                 4.1.14. "Scheduled On-line time" - the amount of time a Technician is scheduled to be on the phone ready to take calls from customers.

                 4.1.15. "Off-line time" - the amount of time a Technician is not scheduled to be on the phone ready to take calls from customers.

                 4.1.16. "Silent Monitor" - a quality call measure performed by listening to live agent calls as they happen. This may be performed at any time but will occur at least on a monthly basis.

                 4.1.17. "Current HP Products" - those HP products where support is provided to the end user without charge.

                 4.1.18. "Fee Based Product" - those HP products where supported is provided to end users for a fee.

                 4.1.19. "Minutes per Day" - total minutes for the month divided by the number of days service was provided during the month.

5.       SERVICES PROVIDED

         5.1.    SERVICE DESCRIPTION

                 This Agreement covers the answering and processing of telephone calls and facsimile requests from HP customers. These processes shall all take place in a Seller owned facility. A detailed listing of responsibilities is included in the attached Program Specification Documents.

         5.2.    PRODUCTS

                 Seller will provide Services for all products listed on Exhibits attached to the Program Specification Document. An Exhibit for each Product and or Product family, for which Seller will provide Services, may be attached to the Program Document. The Exhibit may include but is not limited to: the performance commitments, service level, hours of operation, call tracking, training requirements and reporting requirements and any other product specific services agreed upon by the parties. Additional Products may be added to this Agreement by Exhibit, at any time with mutual written consent of parties.


         5.3.    CALL TRANSFERS AND CALL REFERRALS

                 The Seller may be required to transfer or refer the Customer to other HP locations. These may include, but are not limited to, transfers to the Customer Support Center, HP product repair facilities, HP driver distribution facilities, HP dealer locator services, and HP bulletin board services, Service Parts ID (SPI), Direct Marketing Organization (DMO), and Order Fulfillment Center (OFC). Details of call transfers or referrals will be spelled out in the Program Specification Documents.

6.       RELATIONSHIP OF THE PARTIES





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         6.1.    The relationship of the parties to this Agreement is that of owner and contracting firm.

         6.2. Seller shall neither assign any rights nor delegate any duties under this Agreement without the prior written consent of HP. This prohibition extends to all assignments and delegations that may be prohibited by agreement. Seller shall not subcontract any of the work without the prior consent of HP. If HP consents to the use of a subcontractor, such subcontractor shall be bound by the terms and conditions of this Agreement as an agent of the Seller.

         6.3. The Seller shall be solely responsible for any and all employment related taxes, insurance premiums, or other employment benefits related to the Seller's performance of services under this Agreement, and shall hold HP harmless on account thereof.

7.       TRANSPARENCY OF SELLER TO HP CUSTOMERS

         The Seller will provide support in a manner in which the origin of the support is transparent to HP Customers. Generally, Customers are not to know whether they are speaking with HP or with the Seller acting on behalf of HP.

         7.1. Generically, technicians will answer the phone "Thank you for calling Hewlett-Packard Support, my name is 'technician name'". More specific salutations are included in the attached Program Specification Documents.

         7.2. In the event that a customer specifically asks the seller technician of their employment status, the response shall be "I am an employee of StarTek USA, Inc. who has contracted with Hewlett-Packard to provide certain services".

8.       HP BUSINESS FORECASTS

         All business volume forecasts provided by HP pursuant to this Agreement are only estimates, and shall not be construed to be commitments to a certain level of business, and may be revised by HP as business requirements change. All Forecasts are confidential.

9.       PRICING

         9.1.    REVIEW PERIOD   The price for project start-up costs,
                 facsimile services and teleservices is in U.S. dollars, unless otherwise stated, and shall remain in effect during the term of this Agreement. Price changes must be agreed to in writing by both HP and Seller.

         9.2.    PAYMENT   HP shall pay Seller fees for services detailed in
                 this Agreement in accordance with the fee schedules in the Program Specification Documents. Seller shall bill HP at the end of each calendar month, based upon actual costs incurred during that month, and HP shall pay such invoices net 37 days after receipt of an appropriate invoice from Seller.

10.      PERSONNEL REQUIREMENTS AND SELLER EMPLOYEE CONDUCT

         10.1.   LIST OF PERSONNEL

                 10.1.1. Prior to the start of work, and subsequently as personnel are added, Seller shall submit to HP a list of Seller's personnel who will perform any portion of the work. This list shall state the names of each Seller employee assigned. Prior to granting new personnel access to HP confidential information or proprietary HP computer systems, Seller will ensure that each Seller employee assigned is made aware of and understands the Confidential Disclosure Agreement between HP and the Seller and its applicability to the Seller's employees.

         10.2.   SUPERVISION

                 All persons engaged in the work described in this Agreement shall be subject to the direction, supervision, and control of the Seller. Seller shall enforce strict discipline and good order among Seller's employees and agents at all times during the performance of this work. Seller shall assure that all persons involved in the work are appropriately skilled for that portion of the work assigned to them.

         10.3.   SELLER'S EMPLOYEE OBLIGATIONS





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                 When Seller employees are visiting an HP location, all
                 employees of the Seller are obliged and required to follow all written/verbal HP plant, safety and security rules in place while on the premises of HP.

         10.4.   SELLER EMPLOYEE CONDUCT

                 Seller employees who work directly with HP customers will be required to understand and abide by certain sections of the HP Standards of Business Conduct when interacting with HP Customers on behalf of HP. The pertinent sections of the HP Standards of Business Conduct are attached to this agreement as Addendum B.

         10.5.   SELLER ACCESS TO HP PROPRIETARY DATABASES AND DOCUMENTATION

                 The Seller will, during the undertaking of the processes defined in this agreement, have access to HP confidential and proprietary databases and documentation which are necessary for the successful completion of such processes. Seller's obligations regarding treatment of this data are detailed in the Electronic Communication Confidential Disclosure Agreement (Addendum A).

11.      INSPECTION AND AUDIT

         11.1. HP shall have the right to physically inspect at will the teleservices processes being performed by the Seller. HP shall also have the right to perform audits to ensure that customer service, quality, process, and business controls are maintained. HP may perform this inspection either by monitoring the seller's performance in person, at the seller's place of business, or by remote silent monitoring of seller's employees' incoming telephone calls from HP customers. HP's inspection may be for any purpose reasonably related to this Agreement including, without limitation, to assure Seller's compliance with HP's quality requirements.

         11.2. HP may periodically place simulated calls to the Seller as a means of auditing the quality of the service provided by the Seller.

         11.3. HP may conduct periodic Customer surveys to determine the quality of the service provided by the Seller.

         11.4. In order to verify the financial stability of the Seller's corporation, the Seller will provide HP with annual audited financial results each year the technical support relationship remains in effect.

         11.5. HP may periodically audit StarTek USA, Inc.. These audits will focus on both process and HP call volume issues. HP will provide StarTek USA, Inc. 15 days advance notice prior to an audit.

12.      PHONE CALL RECORDING NOTIFICATION

         12.1. If the initial phone call terminates within the Seller's phone switch, the Seller's VRU must contain clear notification to Customers that phone calls may be recorded. This notification must occur immediately after the initial VRU salutation. This notification and the timing thereof must comply with all applicable laws, rules and regulations.

         12.2.   Sample VRU scripting:

                 "Thank you for calling Hewlett-Packard Technical Support. To ensure high quality service, your call may be monitored or recorded." Specific VRU scripting will be specified in the attached Program Specification Documents.



13.      HP EQUIPMENT

         HP may provide equipment to Seller for the purposes of fulfilling the requirements of this agreement. This equipment will remain the sole property of Hewlett-Packard and shall only be provided to the Seller on an "on loan" basis. In the event that HP does provide equipment or other materials for use by Seller, the HP equipment shall:

         13.1.   Be clearly marked or tagged as property of HP.

         13.2.   Be subject to inspection by HP at any time.

         13.3.   Be used only in servicing HP customer needs.





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         13.4.   Be reasonably separated from other materials, tools, or
                 property of Seller or held by Seller.

         13.5. Not be modified in any manner by Seller unless so directed by HP.

         13.6.   Have periodic maintenance performed by Seller.

         13.7. Be kept free of liens and encumbrances which may arise due to actions of Seller.

         13.8. Be returned, in good working condition, to HP promptly upon HP's request or upon termination of this agreement.

         13.9. The Seller will maintain an inventory list of HP owned equipment and will audit the inventory of HP equipment biannually. Results of the biannual inventory audit will be reported to HP.

14.      DISASTER RECOVERY

         14.1. The Seller will have disaster recovery plans in effect at all times and provide disaster recovery plans to HP upon request. These will address the Seller's disaster avoidance plan and contingency plans in the event phone service, computer activity, or facility power is interrupted.

         14.2. The Seller will notify HP immediately after identifying any occurrence which has interrupted or will interrupt the ability of the Seller perform the services described in this agreement or the attached program specification documents.



15.      INDEMNIFICATION

         15.1.   RESPONSIBILITIES OF PARTIES

                   a) Seller shall defend, indemnify and hold harmless HP from and against any and all claims, losses, demands, reasonable attorney fees, damages, liabilities, costs, expenses, obligations, causes of action or suits;

                   b) For damage or injury (including death) to any person (including employees) or damage to or loss of any property;

                   o arising out of or resulting from any negligent or criminal act or omission by the Seller or its employees or agents;

                   o arising out of or relating to a failure by the Seller to comply with any applicable federal, state or local law, regulation, order, judgment or decree;

                   o arising out of or resulting from breach by the Seller of obligations under this Agreement;

                   o arising out of any act by the Seller not authorized by this Agreement.



         15.2.   NOTIFICATION

                 Seller shall promptly notify HP in writing if Seller becomes aware of any matter as to which the above indemnification obligation relates.



         15.3.   DEFENSE OF CLAIMS

                 HP shall promptly notify the Seller of the existence of any claim, demand, or other matter requiring a defense to which the Seller's obligations under this section would apply. HP shall give the Seller a reasonable opportunity to defend the claim, demand or matter at the Seller's own expense and with counsel selected by the Seller and satisfactory to HP; provided that HP shall at all times also have the right to fully participate in the defense at its own expense. HP shall provide Seller with reasonable assistance and information necessary to respond to and defend such claim, comment, demand or other matter. Any such claim, demand or other matter shall not be settled or compromised without the consent of HP - such consent will not be unreasonably withheld; If the Seller shall, within a reasonable time after the receipt of the notice, fail to defend, HP shall have the right, but not the obligation, to undertake the defense, and to compromise or settle, exercising reasonable business judgment, the claim, demand or other matter on behalf, for the account and at the risk of the Seller. If the claim is one





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                 that cannot by its nature be defended solely by the Seller
                 (including, without limitation, any federal or state proceeding), HP shall make available, or cause to be made available, all information and assistance that the Seller may reasonably request as reasonably related to the defense of the claim.

         15.4.   LIMITATION OF LIABILITY.

                 Seller's liability to HP customers herein shall in no event exceed the liability that HP would have to its customers if HP were providing the services to be performed by Seller hereunder. NEITHER SELLER NOR HP SHALL BE LIABLE TO THE OTHER FOR INCIDENTIAL, CONSEQUENTIAL, EXEMPLARY, INDIRECT OR SPECIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, SAVINGS, OR REVENUES WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT.

16.      EXCLUSIVITY

         16.1. To ensure HP proprietary information, Seller will not perform technical support activities for products of companies that are direct competitors of the HP products covered in the Program Specification Document at the same site. If Seller is approached by a company whose competitors status with HP is unclear, Seller will notify HP and HP will make the determination of that company's competitor status.

         16.2. While this Agreement is in effect, Seller Technicians will perform service exclusively for HP. If the business under this Agreement is insufficient to keep all Technicians assigned hereto busy, such Agents shall be reassigned to another HP project or programs pursuant to another program specification document between HP or other division of HP and Seller.

17.      INFORMATION OWNERSHIP AND USE

         17.1. During the term of this Agreement HP will supply significant documentation to the Seller. Additionally, documentation and information will be created, both by HP and the Seller. This documentation and information will reside in various forms, including: Search 97 database, HP developed support notes, Seller developed support notes, call tracking systems, product manuals, etc.

                 17.1.1. HP will retain ownership of all information provided by HP.

                 17.1.2. HP will assume ownership of all information created by the Seller as a result of the activity described in this Agreement.

                 17.1.3. The Seller may not use HP documentation or information for any activity outside those activities intended by this Agreement.

                 17.1.4. Seller will provide HP with unlimited access to all information held at the Seller's location that directly relates to the Work or to HP.

         17.2. All information provided by HP or collected by the Seller will be considered confidential and will be handled by the Seller as HP Confidential Information, otherwise described in section 18 of this Agreement.

         17.3. HP reserves the right to review and approve or disapprove any documentation created by the Seller for use in this project.

18.      CONFIDENTIAL INFORMATION

         18.1.   CONFIDENTIAL DISCLOSURE AGREEMENT

                 A Confidential Disclosure Agreement must be in place and/or updated and signed by the appropriate company representatives when confidential information is shared and identified. The consistent terms of any Confidential Disclosure Agreement are hereby incorporated by reference in this Agreement.

         18.2.   DEFINITION OF CONFIDENTIAL INFORMATION

                 Seller shall not disclose to any person or entity, except as necessary to perform work under this Agreement, any confidential information of HP, whether written or oral, which





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                 Seller may obtain from HP or otherwise, discover.  As used in this article, the term "confidential information" shall include, without limitation:

                 a) All information or data concerning or related to HP
                    products (including the discovery, invention, research, improvement, development, manufacture, or sale of HP products) or business operations (including sales costs, profits, pricing methods, organizations, employee or customer lists and processes, whether oral , written or in computer readable format);

                 b) All forecasts for production, support, or service
                    requirements submitted by HP pursuant to this Agreement, whether oral, written, or communicated in computer-readable format; and

                 c) All HP software or other property of a confidential
                    nature, including without limitation, any and all software tools and databases provided. Such software and any and all copies thereof shall remain the sole property of HP.

         18.3.   RELATIONSHIP EXISTENCE

                 HP's expectation is that this relationship will remain confidential. The existence of this relationship or terms of this Agreement will not be disclosed without prior written approval from an HP division general manager or HP vice president except as may be required by the United States Securities Laws or other laws, in which case Seller will maximize HP's confidentiality which may be available under the law.

         18.4.   SEPARATION OF BUSINESS

                 HP business and information related to HP business will be physically and logically separated from other Seller business and information. The Seller will provide proof of this separation to HP.

         18.5.   ACCESS

                 Seller shall maintain all confidential information in strict confidence. Seller shall take all reasonable steps to ensure that no unauthorized person or entity has access to confidential information, and that all authorized persons having access to confidential information refrain from any unauthorized disclosure. Seller may only use the confidential information for the purposes set forth herein and for no other purpose, and may only make copies of any software provided if expressly authorized by HP in writing and in any case only as reasonable necessary by Seller to perform its obligations hereunder.

         18.6.   EXCLUSIONS

                 These provisions related to confidential information shall not apply to any information that

                 a)  Is rightfully known to Seller prior to disclosure by HP;

                 b) Is rightfully obtained by Seller from any third party without any obligation of confidentiality;

                 c) Is made available by HP to the public without restrictions;

                 d) Is disclosed by Seller with the prior written approval of HP; or

                 e)  Is independently developed by Seller.

         18.7.   DOCUMENTATION

                 HP shall provide any proprietary or non-proprietary documentation to Seller regarding the products and parts deemed necessary by HP to give customer service for such products and parts. All documentation provided by HP or created by the Seller as a result of this Agreement shall be treated by the Seller as HP confidential information.

         18.8.   SURVIVAL OF SECTION

                 This section "Confidential Information" of this Agreement shall survive the termination of this Agreement, and remain in force perpetually unless HP agrees otherwise in writing.

19.      CONTINGENCIES

         19.1.   DELAYING CAUSES

                 Seller shall not be liable for any delay in performance under this Agreement caused by an act of God or any other cause beyond Seller's control and without Seller's fault or





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                 negligence (collectively "delaying cause").  Seller shall, in the event of a delaying cause, immediately give notice to HP of that cause.

         19.2.   HP'S RIGHTS

                 In the event of a delaying cause, HP may elect in its sole discretion to suspend the Agreement in whole or in part for the duration of the delaying cause; or terminate this Agreement or any part thereof.

20.      DEFAULT

         20.1.   HP'S RECOURSE

                 If the Seller fails to perform or breaches any material provision of this Agreement, HP may provide written notice to the Seller of such failure to perform or breach, and Seller must provide a written response within ten (10) days from HP's written notice, and cure the failure to perform or breach within thirty (30) days from the receipt of such written notice or HP may terminate the whole or any part of this Agreement. Further, if voluntary bankruptcy proceedings are instituted against Seller and not discharged within sixty (60) days, HP may, except as otherwise prohibited by United States Bankruptcy laws, terminate the whole or any part of this Agreement.

         20.2.   PROCUREMENT OF SERVICES

                 In the event that HP terminates this Agreement in whole or in part, as provided in this section on Default, HP may procure, upon such terms and in such manner as HP deems appropriate, services similar to the services as to which this Agreement is terminated. Seller shall reimburse HP upon demand for all startup costs incurred by HP in purchasing such similar services.

         20.3.   RIGHTS OF LAW

                 The rights and remedies granted to HP pursuant to this Agreement are in addition to, and shall not be deemed to limit or affect, any other rights or remedies available at law or in equity.

21.      PROGRAM CONTACTS

         21.1. Written correspondence regarding this Master Agreement should be addressed as follows:

         If to HP:

                 Hewlett-Packard Company
                 Customer Support Center
                 Attn:  Heidi Van Stone
                 11311 Chinden Blvd.  MS 516
                 Boise, ID  83714

         If to Seller:

                 StarTek USA, Inc.
                 Attn:  Preston Sumner
                 111 Havana Street
                 Denver, CO 80010

                 Or:

                 Bill Pringle
                 237 22nd Street
                 Greeley, CO 80631

         21.2. Electronic mail correspondence regarding this Master Agreement should be addressed as follows:





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         If to HP:

                 heidi_vanstone@hp.com

         If to Seller:

                 psumner@Startek.net
                 bpringle@Startek.com

         21.3.   Telephone contacts regarding this Agreement are:

         HP

                 Heidi Van Stone                     (208) 333-6456
                                ---------------------
                 FAX number                          (208) 333-3692
                           --------------------------

         Seller
         ------

                 Preston Sumner                      (303) 739-4991
                               ----------------------
                 FAX number                          (303) 739-4584
                           --------------------------
                 Bill Pringle                        (970) 339-7251
                             ------------------------
                 FAX number                          (970) 339-7171
                           --------------------------

         21.4. Contacts regarding specific work performed by the Seller shall be called out in the Program Specification Documents.

22.      USE OF THE HEWLETT-PACKARD NAME AND TRADEMARKS

         22.1. The Fulfillment Contractor Trademark Agreement between StarTek USA, Inc. (formally known as StarPak) dated May 6, 1991, governs the use of HP trademarks by StarTek USA, Inc..

         22.2. HP grants to Seller a personal non-exclusive license to use the trademarks identified below in conjunction with the services performed pursuant to this Agreement provided that Seller and Seller's agents meet the HP quality requirements set out in this Agreement or otherwise set by HP. In connection with the use of these trademarks, Seller shall not represent that Seller has any ownership in the Trademarks, Seller will not attempt to register the mark in any form, and the parties acknowledge that the use of the Trademarks shall be only for the benefit of HP. HP may terminate this license immediately if Seller does not meet the HP quality requirements or if this agreement is terminated. Seller shall indemnify HP from any cost, claims or damages arising from the intentional acts of Seller or its agents relating to the use of the Trademark in any manner except as permitted by this Agreement.

         22.3. Trademarks authorized for use by Seller: "HP", "Hewlett-Packard".

23.      PRECEDENCE

         23.1. The provisions of this Agreement and the attached exhibits and addenda hereto take precedence over the Seller's additional or different terms and conditions, to which notice of objection is hereby given.

         23.2. This Agreement comprises the entire understanding between the parties and supersedes any previous or contemporaneous communications, representations, or contracts, whether oral or written. No change or modification of any of the terms and conditions herein shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.

         23.3. In the event of any conflict between the provisions of this Agreement and any addenda or attachments, the order of precedence is as follows:

                 23.3.1. This Agreement and any modifications to this Agreement ;

                 23.3.2. The applicable addenda to this Agreement and any modifications to the addenda;





Agreement for Technical Support     3/27/98              Hewlett-Packard/StarTek
Services                                                 Addendum C page 9 of 10

                 23.3.3. Any Program Specification Documents for specific work.

24.      ADDENDA ATTACHED

         All addenda to this Agreement shall be deemed a part of this Agreement and incorporated herein. Terms which are defined in this Agreement, and used in any addendum, have the same meaning in the addendum as in the Agreement.



         The following addenda are hereby made a part of this Agreement:

         Addendum A -- Confidential Disclosure Agreement
         Addendum B -- HP Standards Of Business Conduct
         Addendum C -- HP Information Assets Access Agreement





IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.



Hewlett-Packard Company                                  StarTek USA, Inc.
By:  Lyle Hurst                                          By:  Preston Sumner
Title:  General Manager                                  Title:  Chief Operating Officer



Signature: /s/ Lyle Hurst                                Signature:  /s/ Preston Sumner
          -----------------------------------------                 ---------------------------------




Date Signed: 1/7/98                                      Date Signed: 12/12/97
          -----------------------------------------                 ---------------------------------

Agreement for Technical Support     3/27/98              Hewlett-Packard/StarTek
Services                                                Addendum C page 10 of 10